SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

THE HERZFELD CARIBBEAN BASIN FUND, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies;
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee previously paid with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

The Herzfeld Caribbean Basin Fund, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 14, 2019

Miami Beach, Florida

October 4, 2019

TO THE STOCKHOLDERS OF

THE HERZFELD CARIBBEAN BASIN FUND, INC.:

The Annual Meeting of Stockholders of The Herzfeld Caribbean Basin Fund, Inc. (the “Fund”) will be held on November 14, 2019, at 2:00 p.m. Eastern Time at the Fisher Island Club, One Fisher Island Drive, Fisher Island, FL 33109, for the following purposes (the “Annual Meeting”):

Proposal (1):	To elect two Class II directors;
Proposal (2):	To consider the non-binding stockholder proposal described in the accompanying proxy statement under the heading “Possible Stockholder Proposal,” if properly presented at the meeting; and

Other Business:	To transact such other business as may properly come before the meeting and any adjournments thereof.

The subjects referred to above are discussed in detail in the proxy statement accompanying this notice. The Board of Directors, including all of the Directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended) of the Fund, unanimously recommends that you vote FOR the Board’s nominees for director and AGAINST the possible stockholder proposal.

Please read carefully the discussion of the Board’s Director nominees and its opposition to Proposal 2 before completing and returning your WHITE proxy.

Each stockholder is invited to attend the Annual Meeting in person. Stockholders of record at the close of business on August 16, 2019, have the right to vote at the meeting. If you plan to attend the meeting in person, please pre-register to obtain an admission ticket to facilitate entry through security at the Annual Meeting. Valid, Government-issued photo identification is required to enter the meeting. Please see page 16 of this proxy statement for information about how to pre-register. If you cannot be present at the Annual Meeting, we urge you to fill in, sign, and promptly return the enclosed WHITE proxy card in order that the Annual Meeting can be held without additional expense and a maximum number of shares may be voted.

Erik M. Herzfeld

President

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on November 14, 2019

The proxy statement and annual report to stockholders are available at www.herzfeld.com/cuba or by calling the Fund at

800-854-3863 or 305-777-1660.

 YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

The Herzfeld Caribbean Basin Fund, Inc.

119 Washington Avenue, Suite 504, Miami Beach, Florida 33139

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

NOVEMBER 14, 2019

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Herzfeld Caribbean Basin Fund, Inc. (the “Fund”), a Maryland corporation, for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Fisher Island Club, One Fisher Island Drive, Fisher Island, FL 33109, on November 14, 2019 at 2:00 p.m. Eastern Time. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS, INCLUDING ALL OF THE DIRECTORS WHO ARE NOT “INTERESTED PERSONS” (AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), (THE "INDEPENDENT DIRECTORS"), UNANIMOUSLY OPPOSE DISSOLUTION OF THE FUND AND BELIEVE THE POSSIBLE STOCKHOLDER PROPOSAL IS NOT IN THE BEST INTEREST OF THE FUND AND ALL OF ITS STOCKHOLDERS.

Proxies may be solicited by mail, telephone, telegraph and personal interview. The Fund has also requested brokers, dealers, banks or voting trustees, or their nominees, to forward proxy material to the beneficial owners of stock of record. You may revoke your proxy at any time prior to the exercise thereof by submitting a written notice of revocation or subsequently executed proxy to the Fund at the address set forth above. Signing and mailing the proxy will not affect your right to give a later-dated proxy or to attend the Annual Meeting and vote your shares in person. Attending the Meeting will not automatically revoke a previously executed proxy. There is no stockholder statutory right of appeal or dissident with respect to any matters to be voted on at the Annual Meeting. The cost of soliciting proxies will be paid by the Fund. This proxy statement is expected to be distributed to stockholders on or about October 4, 2019.

If the accompanying WHITE proxy is executed properly and returned, the person named in the accompanying proxy will vote the shares represented by in accordance with the instructions on the WHITE proxy. However, if no instructions are specified, the shares will be voted “FOR” the election of the Board’s nominees for Director, “AGAINST” the possible stockholder proposal, and to transact such other business that may properly come before the meeting and any adjournments thereof.

EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE. Stockholders who wish to attend the Annual Meeting should pre-register to obtain an admission ticket to facilitate entry through security at the Annual Meeting. Valid, Government-issued photo identification is required to enter the meeting. If you plan to attend, please see page 16 for additional information on pre-registration and admission to the Annual Meeting.

The Fund’s Common Stock trades on the NASDAQ Capital Market under the ticker symbol “CUBA.”

On August 16, 2019, the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting (“Record Date”), or any adjournment thereof, there were issued and outstanding 6,133,659 shares of Common Stock of the Fund, each entitled to one vote, constituting all of the Fund’s then outstanding securities.

Voting Information

At the Annual Meeting, a quorum shall consist of the holders of a majority of the outstanding shares of the Common Stock of the Fund entitled to vote at the meeting. If a quorum is present, either in person or by proxy, a plurality of all votes cast at the Annual Meeting shall be sufficient for the approval of Proposal 1. If a quorum is present, either in person or by proxy, Proposal 2 must be approved by a majority of votes cast at the Meeting. “Broker non-votes” (i.e., shares held by brokers or a nominee as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) will also be counted as shares present for purposes of a quorum. However, abstentions and “broker non-votes” are considered shares present or represented by a proxy at the meeting but do not constitute votes cast, and therefore, will not be counted for purposes of determining whether matters to be voted upon at the Annual Meeting have been approved.

The holders of a majority of the outstanding shares of the Common Stock of the Fund entitled to vote at the meeting, present in person or by proxy, have the power to adjourn the meeting to any specific time or times, including to solicit proxies, and no notice of any such adjourned meeting need be given to stockholders absent or otherwise. If an adjournment is proposed, the person named as proxy will vote thereon according to his best judgment in the interest of the Fund.

The Fund will furnish, without charge, a copy of its annual report for its fiscal year ended June 30, 2019, to any stockholder requesting such report.

Requests for the annual report or semi-annual report should be made in writing to the Fund at the address set forth above or by calling the Fund at 800-854-3863 or 305-777-1660.

ELECTION OF DIRECTORS

(Proposal 1)

Board Nominees

Two directors are to be elected at the Annual Meeting. Pursuant to the Fund’s By-Laws, the directors are classified into three classes with respect to the year of expiration of their terms of office. Because the Fund’s Class II directors’ terms of office will expire in 2019, the Annual Meeting is being held for the election of such directors. The remaining Class I and Class III directors’ terms of office will expire in 2021 and 2020, respectively.

If authority is granted on the accompanying white proxy card to vote in the election of the directors, it is the intention of the person named in the proxy to vote at the Annual Meeting for the election of the nominees named below, who have each consented to being named in the proxy statement and to serve if elected. If a nominee is unavailable to serve for any reason, the person named as proxy will vote for such other nominee selected by the Board of Directors, or the Board may reduce the number of directors as provided in the Fund’s By-Laws. The Fund currently knows of no reason why a nominee listed below would be unable or unwilling to serve if elected.

As of August 16, 2019, the Fund’s Board of Directors consisted of 5 members. The Class II directors of the Fund, Mr. John A. Gelety and Ms. Ann S. Lieff, are the nominees for election, and each nominee’s current term as a director will expire on the date of the Annual Meeting or when his or her successor is elected and qualified. Each nominee would serve until his or her successor has been elected and qualified.

Required Vote and the Board’s Recommendation

In accordance with Maryland law and the Fund’s By-Laws, Directors are elected by a plurality of the votes cast at the meeting by the stockholders entitled to vote, provided that a quorum is present, either in person or by proxy. If a quorum is present, either in person or by proxy, a plurality of all votes cast at the Annual Meeting shall be sufficient for the approval of Proposal 1.

THE BOARD, INCLUDING ALL OF THE INDEPENDENT DIRECTORS,

UNANIMOUSLY RECOMMENDS THAT THE FUND’S STOCKHOLDERS

VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR.

Certain Information Concerning Directors and Executive Officers

Certain information regarding the nominees as well as the current directors and executive officers of the Fund is set forth below. Unless otherwise noted, the mailing address of each director and executive officer is c/o The Herzfeld Caribbean Basin Fund, Inc., 119 Washington Avenue, Suite 504, Miami Beach, FL 33139.

Name, Address and Age	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Complex Overseen by Director	Other Directorships Held by Director
Nominee for Director — Independent Directors
John A. Gelety Age: 51	Director, Class II	Current term expires 2019. 2011 to present.	Attorney and Partner at Greenspoon Marder, LLP, corporate practice group, 2016-present; John A. Gelety, PA, a transactional law firm, 2005-2016.	1	None
Ann S. Lieff Age: 67	Director, Class II	Current term expires 2019. 1998 to present.	President of The Lieff Company, a management consulting firm that offers ongoing advisory services as a corporate director, 1998-present; former CEO of Spec’s Music, 1980-1998, a retailer of recorded music.	1	None
Current Directors and Officers
Independent Directors:
John A. Gelety	See “Nominee for Director – Independent Directors” above
Ann S. Lieff	See “Nominee for Director – Independent Directors” above
Cecilia L. Gondor Age: 57	Director, Class I	Current term expires 2021. 2014 to present.	Managing Member of L&M Management, a real estate management business, 2014-present. Executive Vice President of Thomas J. Herzfeld Advisors, Inc., 1984-2014.	1	None
Kay W. Tatum, Ph.D., CPA Age: 67	Director, Class I	Current term expires 2021. 2007 to present.	Associate Professor of Accounting, University of Miami Business School, 1992-present; Chair, Department of Accounting, 2004-2008; Assistant Professor of Accounting, University of Miami, 1986-1992.	1	None
Interested Person:
Thomas J. Herzfeld** Age: 74	Chairman, Director, Class III, and Portfolio Manager	Current term expires 2020. 1993 to present.	Thomas J. Herzfeld Advisors, Inc., serving as Chairman, 1984-present; Portfolio Manager, 1984-present; and President, 1984-2016.	2	The Cuba Fund, Inc. (in registration)

Name, Address and Age	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Complex Overseen by Director	Other Directorships Held by Director
Officers:
Erik M. Herzfeld Age: 45	President; Portfolio Manager	2016 to present; 2007 to present	Thomas J. Herzfeld Advisors, Inc., serving as President, 2016-present; Portfolio Manager, 2007-present; and Managing Director, 2007-2015; Vice President, JPMorgan Chase 2000-2007, foreign exchange options trading.	N/A	Strategic Incubation Partners, Inc.
Ryan M. Paylor Age: 38	Portfolio Manager	2019 to present	Thomas J. Herzfeld Advisors, Inc., serving as Portfolio Manager	NA	NA
Thomas K. Morgan Age: 60	Chief Compliance Officer	2018 to present

Thomas J. Herzfeld Advisors, Inc., serving as Chief Compliance Officer; Managing Partner of TMorgan Advisers Limited Liability Company, providing compliance consulting and outsourced chief compliance officer services

				NA	NA
Alice H. Tham Age:29	Secretary	2019 to present	Thomas J. Herzfeld Advisors, Inc., serving as Operations Manager	NA	NA

*	Each director serves a three-year term after which the director may be re-elected for additional three-year terms.
**	An “interested person” (as defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Fund because he is a control person, director and employee of Thomas J. Herzfeld Advisors, Inc. (the “Adviser”).

Ownership of Fund Securities by Directors

	Dollar Range	Number of	Percent
Name	of Equity in the Fund***	Shares Held***	of Class***
Interested Directors:
Thomas J. Herzfeld	Over $100,000	508,518	8.29%

Independent Directors:
Ann S. Lieff	$50,001-$100,000	11,728	0.19%
Cecilia L. Gondor	$10,001 - $50,000	5,825	0.09%
John A. Gelety	$10,001 - $50,000	2,168	0.04%
Kay W. Tatum, Ph.D., CPA	$0 - $10,000	1,016	0.02%

All directors as a group (five persons)	N/A	529,255	8.63%

***	As of August 16, 2019

None of the Independent Directors, and no immediate family members of any Independent Director, owns securities of the Fund’s investment adviser, or any control person of the Fund’s investment adviser. As of June 30, 2019, directors (5 persons) beneficially owned an aggregate of 8.63% of the Fund’s outstanding shares on that date.

BOARD AND COMMITTEE STRUCTURE

The Fund’s Board of Directors consists of 5 members. Thomas J. Herzfeld is an “interested person” (as such term is defined in the 1940 Act) who currently serves as the Chairman of the Board. The Board believes that Mr. Herzfeld’s service as Chairman is appropriate and benefits stockholders due to his personal and professional stake in the quality of services provided to the Fund. The Independent Directors believe that they can act independently and effectively without having an Independent Director serve as Chairman. As currently composed, the Independent Directors constitute a substantial majority of the Board.

While the Fund currently does not have a policy requiring a lead Independent Director, the Board believes that having an Independent Director fill the lead director role is appropriate. Mr. Gelety currently serves as the lead Independent Director of the Board. The lead Independent Director, among other things, works with the Chairman of the Board in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board, chairs any meeting of the Independent Directors in executive session, facilitates communications between other members of the Board and the Chairman of the Board or the President of the Fund and otherwise consults with the Chairman of the Board or the President on matters relating to corporate governance and Board performance.

The chairperson of each Board committee and every member of each Board committee is an Independent Director, which yields similar benefits with respect to the functions and activities of the various Board committees. Through the committees, the Independent Directors consider and address important matters involving the Fund, including those presenting conflicts or potential conflicts of interest for management. The Independent Directors also regularly meet outside the presence of management with Fund counsel and with the Fund’s auditor. The Board has determined that its committees help ensure that the Fund has effective and independent governance and oversight. The Board also believes that its leadership structure facilitates the orderly and efficient flow of information to the Independent Directors from Fund management.

The Board of Directors of the Fund held four regular meetings during the Fund’s fiscal year ended June 30, 2019. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of each committee of which he or she was a member.

Director Qualifications

The Board believes that the significance of each director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single director, or particular factor, being indicative of the Board’s effectiveness. The Board determined that each of the directors is qualified to serve as such based on a review of the experience, qualifications, attributes and skills of each director. In reaching this determination, the Board has considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided, to exercise effective business judgment in protecting stockholder interests and to interact effectively with the other directors, the Adviser, other service providers, counsel and the independent registered public accounting firm or independent accountants; and willingness and ability to commit the time necessary to perform the duties of a director. Each director’s ability to perform his or her duties effectively is evidenced by his or her experience or achievements in the following areas: management or Board experience in the investment management industry or companies or organizations in other fields, educational background and professional training; and experience as a director of the Fund. In addition, the Board values the diverse skill sets and experiences that each director contributes. The Board considers that its diversity as a whole is as a result of a combination of directors and the various perspectives that each director provides as a result of his or her present experiences and his or her background. Information discussing the specific experience, skills, attributes and qualifications of each director which led to the Board’s determination that the directors should serve in this capacity is provided below.

Thomas J. Herzfeld has served as Chairman of the Board since inception of The Herzfeld Caribbean Basin Fund, Inc. in 1993. In addition, he is the Chairman of Thomas J. Herzfeld Advisors, Inc., the Fund’s investment adviser. Mr. Herzfeld entered the securities industry in 1968, was founder of a New York Stock Exchange member firm in 1970 and was the Chairman and President of FINRA member firm Thomas J. Herzfeld & Co., Inc., formed in 1981.

Ann S. Lieff joined the Board in 1998. Ms. Lieff is President of The Lieff Company, a management consulting firm that offers ongoing advisory services as a corporate director. Previously she served as Chief Executive Officer of Spec’s Music for 18 years, from 1980-1998; Specs was one of the largest music retail chain stores in the Southeastern region of the United States for many decades.

Kay W. Tatum, Ph.D., CPA, joined the Board in 2007. Dr. Tatum is an Associate Professor of Accounting at the University of Miami Business School, where she has been since 1986. She also served as Chair of the Department of Accounting from 2004 to 2008.

John A. Gelety, Esq. joined the Board in 2011 and has been designated the lead Independent Director. Mr. Gelety is a practicing attorney who specializes in business law, with a concentration on domestic and cross-border mergers and acquisitions, private equity and commercial transactions.

Cecilia L. Gondor joined the Board in 2014. Ms. Gondor is a Managing Member of L&M Management, a real estate management business. Ms. Gondor served as the Secretary/Treasurer of Fund since its inception until her retirement in May 2014. She also served as Executive Vice President of the Adviser from 1984 through the date of her retirement. Additionally, she was the Executive Vice President of Thomas J. Herzfeld & Co. Inc., a broker-dealer, from 1984 through 2010, when the broker-dealer ceased operations. Ms. Gondor is a freelance financial writer and has written extensively on closed-end funds.

Specific details regarding each director’s principal occupations during the past five years are included in the table above. The summaries set forth above as to the experience, qualifications, attributes and/or skills of the directors do not constitute holding out the Board or any director as having any special expertise or experience, and do not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

Risk Oversight

While responsibility for the day-to-day operations for the Fund, including certain risk management functions addressed in policies and procedures relating to the Fund, resides with the Adviser, the Board actively performs a risk oversight function, both directly and through its committees, as described below. The Board and its audit committee (the "Audit Committee") exercise a risk oversight function through regular and ad hoc Board and Audit Committee meetings during which the Board and the Audit Committee meet with representatives of the Adviser and other service providers. The Board also periodically receives reports regarding the Fund's and the Adviser's policies and procedures, and reviews and approves changes to Fund's policies and procedures. The Audit Committee also meets regularly with the Fund's independent registered public accounting firm to discuss internal controls and financial reporting matters, among other things. The Board and Audit Committee routinely receive reports from the Fund's officers and the Adviser on a variety of other risk areas relating to the Fund, including, without limitation, investment risks, liquidity risks, valuation risks, cybersecurity risks, and operational risks, as well as more general business risks. In addition, the Board consults with Fund counsel both during and, to the extent required, between meetings of the Board and the Audit Committee.

The Board also meets regularly with the Fund's Chief Compliance Officer ("CCO"), who reports directly to the Board. The CCO has responsibility for annually testing the compliance procedures of the Fund and its service providers. The CCO regularly discusses issues related to compliance with the Board and provides a quarterly report to the Board regarding certain Fund compliance matters.

Committees of the Board

The Board has formed an Audit Committee and a Nominating and Governance Committee.

Audit Committee. The Audit Committee of the Board currently consists of each Mr. Gelety, Ms. Gondor, Ms. Lieff and Dr. Tatum, none of whom is an “interested person” of the Fund. Each member of the Audit Committee is considered independent under the applicable NASDAQ Capital Market listing standards. The Board has determined that Dr. Tatum qualifies as an “audit committee financial expert” and that she is “independent” of the Fund as such terms are defined in Item 3 of Form N-CSR. The Audit Committee met two times during the fiscal year ended June 30, 2019. The Board has adopted a written charter for the Audit Committee, which is available on the Fund’s website at www.herzfeld.com/cuba.

The Audit Committee reviews the scope of the audit by the Fund’s independent registered public accounting firm, confers with the independent accountants with respect to the audit and the internal accounting controls of the Fund and with respect to such other matters as may be important to an evaluation of the audit and the financial statements of the Fund, and makes recommendations with respect to the selection of the independent registered public accounting firm for the Fund.

Audit Committee Report. The Audit Committee has reviewed and discussed the Fund’s audited financial statements for the fiscal year ended June 30, 2019 with Fund management. Further, the Audit Committee has discussed with Tait, Weller & Baker LLP (“Tait Weller”), the Fund’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees). The Audit Committee has received the written disclosures and a letter from Tait Weller required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with Tait Weller their independence. Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Fund be included in the Fund’s annual report to stockholders for filing with the U.S. Securities and Exchange Commission (“SEC”) for the fiscal year ended June 30, 2019.

Kay W. Tatum

John A. Gelety

Cecilia Gondor

Ann S. Lieff

Nominating and Governance Committee. The Nominating and Governance Committee (the “Nominating Committee”) is currently comprised of Mr. Gelety, Ms. Gondor, Ms. Lieff, and Dr. Tatum, each of whom is an Independent Director under the 1940 Act and under NASDAQ Capital Market listing standards. The Nominating Committee met twice during the fiscal year ended June 30, 2019.

The Nominating Committee is responsible for reviewing and recommending qualified candidates in the event that a directorship is vacated or created. The Nominating Committee will not consider nominees recommended by stockholders. The Nominating Committee believes that candidates for director should have certain minimum qualifications, including (i) the ability to apply good business judgment; (ii) the ability to properly exercise their duties of loyalty and care; (iii) proven leadership capabilities, high integrity and moral character, significant business experience and a high level of responsibility within their chosen fields; (iv) the ability to quickly grasp complex principles of business, finance, international transactions and the regulatory environment in which investment companies must operate; and (v) the ability to read and understand basic financial statements. The Nominating Committee retains the right to modify these minimum qualifications from time to time. In general, candidates will be preferred who hold an established senior or executive level position in business, finance, law, education, research or government. The Nominating Committee’s process for identifying and evaluating nominees is as follows: in the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Fund during their term, including the number of meetings attended, level of participation, quality of performance, and transactions of such directors with the Fund, if any, during their term, and confirms their independence, if applicable. In the case of new director candidates, the Nominating Committee first determines whether the nominee must be independent for purposes of the NASDAQ Capital Market and whether the candidate must be considered an Independent Director under the 1940 Act. In either case, determinations are based upon the Fund’s charter and bylaws, applicable securities laws, the rules and regulations of the SEC, and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee then meets to discuss and consider such candidates’ qualifications and recommend the nominee. The Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Fund’s website at www.herzfeld.com/cuba.

Stockholders and other interested parties may contact the Board or any member of the Board by mail. To communicate with the Board or any member of the Board, correspondence should be addressed to the Fund, Attention Board of Directors. All such correspondence should be sent c/o the Fund at 119 Washington Avenue, Suite 504, Miami Beach, Florida, 33139.

Director Compensation

For the fiscal year ended June 30, 2019, the aggregate Director compensation paid by the Fund was $134,800. The compensation paid by the Fund to each of its directors serving during the fiscal year ended June 30, 2019 is set forth in the compensation table below. Directors are also reimbursed for related business expenses. Directors who are current employees or officers of the Fund’s investment adviser (currently Mr. T. Herzfeld) are not paid compensation for their service as a director. None of the other directors serves on the Board of any other registered investment company to which the Fund’s investment adviser or an affiliated person of the Fund’s investment adviser provides investment advisory services. Directors and executive officers of the Fund do not receive pension or retirement benefits from the Fund.

Name of Person and Position with Fund	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Directors
Thomas J. Herzfeld*	$0	$0	$0	$0
Director

John A. Gelety	$39,700	$0	$0	$39,700
Director

Cecilia L. Gondor	$30,700	$0	$0	$30,700
Director

Ann S. Lieff	$30,700	$0	$0	$30,700
Director

Kay W. Tatum	$33,700	$0	$0	$33,700
Director

*	“Interested person” of the Fund as defined by Section 2(a)(19) of the 1940 Act.

The Fund does not have a formal policy regarding attendance by directors at annual meetings of stockholders but encourages such attendance. All members of the Board attended the Fund’s 2018 Annual Meeting.

THE BOARD, INCLUDING ALL OF THE INDEPENDENT DIRECTORS,

UNANIMOUSLY RECOMMENDS THAT THE FUND’S STOCKHOLDERS

VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2: POSSIBLE STOCKHOLDER PROPOSAL

What is this proposal?

A Stockholder (referred to in the Opposition Statement below as the “Stockholder Proponent”) has informed the Fund that it intends to submit a Stockholder Proposal at the Meeting and has requested that the Fund include the Stockholder Proposal in the Fund’s proxy materials. The non-binding Stockholder Proposal is set forth below exactly as received by the Fund. It is followed by the Board’s explanation of its reasons for opposing the Stockholder Proposal (the “Opposition Statement”) along with the Stockholder Proponent’s supporting statement for the Stockholder Proposal (the “Supporting Statement”), exactly as received by the Fund.

The Board unanimously recommends that you vote AGAINST the Stockholder Proposal.

Proposal:

The stockholders recommend that the Fund be dissolved.

OPPOSITION STATEMENT
OF THE HERZFELD CARIBBEAN BASIN FUND, INC.

Your Fund’s Board of Directors (the “Board”) has weighed the advantages and disadvantages of the Stockholder Proposal based on its impact on the best interests of the Fund’s Stockholders. The Board opposes the Stockholder Proposal because implementing the recommendation to dissolve the Fund would deny long-term Stockholders the ability to own shares in an investment vehicle with a long-term investment objective and a unique strategy focused on the Caribbean Basin region. In particular:

•	The Fund has a unique investment strategy and is the only closed-end fund focused on the Caribbean Basin region. Many long-term Stockholders are invested in the Fund precisely because of this strategy.

•	The Fund’s market price has not always traded at a large discount to NAV and has traded at a premium to its NAV in 22 of its 25 years since inception unlike most closed-end funds that continuously trade at a discount to NAV.

•	The Fund is currently positioned, in the Adviser’s view, to achieve positive performance now while the Cuban embargo is in effect and also benefit if trade resumes between the United States and Cuba.

In addition to these benefits, the Board recently took important steps (described below) to address the Fund’s recent sustained discount over the recent period. These actions include:

•	The Board has implemented a managed distribution plan (the “Managed Distribution Plan”) to provide for fixed quarterly distributions at an annual rate (currently set at 15% of the Fund’s NAV for the fiscal year ended June 30, 2019);

•	The Board has adopted a contingent tender offer policy (the “Tender Offer Policy”) to conduct a tender offer for up to five percent of the Fund’s outstanding shares within 90 days after the fiscal years ending June 30, 2020, 2021 or 2022 if the Fund’s average discount to NAV is in excess of 10% for any such fiscal year.

•	The Fund’s investment adviser also has agreed to waive ten (10) basis points of its management fee (from 1.45% to 1.35%) for fiscal years ending June 30, 2021, 2022 or 2022 if the Fund’s average discount to NAV during the preceding fiscal year is greater than 5%.

FOR THE REASONS DISCUSSED MORE FULLY BELOW

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE AGAINST THE STOCKHOLDER PROPOSAL.

The Board largely agrees with the Stockholder Proponent that relations between the United States and Cuba are unlikely to improve in the near term under the current U.S. presidential administration.

The Board, however, strongly disagrees with the Stockholder Proponent’s proposed solution to address the discount and the Supporting Statement’s potentially misleading statement regarding the potential effects of dissolution on Stockholders. A discussion regarding these statements and the Board’s rationale for recommending that Stockholders vote against the Stockholder Proposal follows.

Discount to NAV. Closed-end funds typically trade at a discount to net asset value. As of July 31, 2019, 77% of all closed-end funds traded at a discount to net asset value, with a median discount of 5.65% (Source: Thompson Reuters, “This Month in Closed-End Funds,” July 31, 2019).

While the Fund is currently trading at a discount, unlike most other closed-end funds, the Fund has traded at large premiums to its NAV in 22 of its 25 years since inception.

In addition, the Board has recently taken meaningful action to address the Fund’s discount, including: (1) adopting a Managed Distribution Plan to make regular fixed distributions to Fund Stockholders; and (2) adopting the Tender Offer Policy. While the Managed Distribution Plan has only recently been implemented, the Board believes that the receipt of a sizeable and predictable distribution from the Fund every quarter may result in a smaller discount to its NAV over the coming months. In addition, the Tender Offer Policy will require the Fund to conduct a tender offer for up to five percent of the Fund’s outstanding shares within 90 days after the fiscal years ending June 30, 2020, 2021 or 2022 if the Fund’s average discount to NAV is in excess of 10% for any such fiscal year providing Stockholders with the ability to liquidate a portion of their holdings at a price of 97.5% of NAV.

Given the Fund’s unique investment strategy, history of trading at a premium to NAV during limited periods since its inception, and implementation of the Managed Distribution Plan and Tender Offer Policy, the Board believes that it would be unwise to recommend the drastic step of the Stockholder Proposal’s recommendation to dissolve the Fund. Dissolution would eliminate the Fund and its unique investment focus as an investment option for the many Stockholders that have purposefully chosen to invest in this closed-end fund.

Significant Costs of the Stockholder Proposal. As part of its evaluation, the Board also considered the significant costs that the Fund and its Stockholders would bear if the Stockholder Proposal were implemented. The Stockholder Proposal recommends that the Fund be dissolved and incur the costs of liquidating the Fund’s assets.

The Fund’s dissolution would be costly to Stockholders because it would eliminate access to a unique investment strategy and force the Fund to sell its portfolio securities at an inopportune time. This would result in increased portfolio transaction costs, may have negative tax implications, and the Fund would be required to bear additional expenses to effect the dissolution. While it cannot be known whether the Fund will trade at a premium in the future, dissolution of the Fund will eliminate the ability of the Fund’s Stockholders to sell shares in the market at a price above its NAV.

By contrast, the Board’s more measured approach in adopting the Managed Distribution Plan provides Stockholders with an opportunity for liquidity while still maintaining a Fund of sufficient size to achieve its investment objective.

In addition, although the Board believes that the Fund’s Managed Distribution Plan will be sufficient in the near term to address the Fund’s market price discount to NAV, the Board has added the important liquidity option of potentially providing tender offers under the Tender Offer Policy. The Tender Offer Policy will require the Fund to conduct a tender offer for up to five percent of the Fund’s outstanding shares within 90 days after the fiscal years ending June 30, 2020, 2021 or 2022 if the average discount to the Fund’s NAV is in excess of 10% for any such fiscal year. The Board and the Fund’s Adviser believe that the potential for an annual tender offer will provide Stockholders with additional flexibility in managing their investment in the Fund.

The Board therefore believes that the significant measures it has taken, in addition to the Adviser’s undertaking to waive its advisory fee by 10 basis points in upcoming fiscal years if the Fund’s average discount to NAV during the preceding fiscal year is greater than 5%, constitute a much more responsible approach to addressing the Fund’s discount than the Stockholder Proposal.

Potentially Misleading Statement Regarding Potential Result of Dissolution. The Supporting Statement misleadingly claims that the Fund’s dissolution can provide the Fund's Stockholders “with a gain of about 25%”. This misleading claim lacks substantiation (and likely cannot be substantiated) and does not acknowledge that the amount a Stockholder receives from a liquidating distribution could result in a loss to a Stockholder. This is because the determination of a gain or loss would be specific to each Stockholder and is dependent on the price at which such Stockholder’s shares were purchased. Additionally, the liquidation of the Fund may result in a significant tax liability for some long-term Stockholders.

The Board believes the dissolution of the Fund is not in the best interests of the Fund’s long-term Stockholders and that a dissolution would primarily benefit only opportunistic short-term Stockholders providing them a quick financial gain at the expense of many long-term Stockholders.

Conclusion. The Board unanimously opposes the Stockholder Proposal because it invites the Fund’s termination as a closed-end fund, despite the interest of the Fund’s long-term investors, unique investment strategy and unique premium/discount history. The Board, through its approval of the Managed Distribution Plan, is providing an effective means of addressing the discount, which will not dismantle the Fund. Similarly, the potential for additional tender offers on an annual basis will provide an important liquidity option for Stockholders during the next three years in the event that average discount to the Fund’s NAV is in excess of 10% for the fiscal years ending June 30, 2020, 2021 and 2022. The Board therefore believes that the significant measures it has taken to address the Fund’s discount justify the Fund’s continuing operation for the benefit of all Stockholders. By contrast, the Board believes that the Stockholder Proposal’s recommendation to dissolve the Fund, if implemented, would deprive the Fund’s long-term Stockholders of the characteristics and unique investment strategy they were seeking when they originally chose to invest in this closed-end fund with very limited, if any, alternative investment vehicles to obtain investment exposure to the Caribbean Basin region.

The Board believes it has taken thoughtful and measured actions to achieve an appropriate balance between satisfying short-term Stockholders’ interests in liquidity and narrower discounts with those of long-term investors.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY
RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST
THE POSSIBLE STOCKHOLDER PROPOSAL.

Supporting Statement

The Stockholder Proponent’s Supporting Statement is as follows:

Tom Herzfeld launched The Herzfeld Caribbean Basin Fund 25 years ago as a vehicle for U.S. investors to benefit from future investment opportunities in Cuba. Accordingly, he chose "CUBA" as its stock symbol. Since then, Tom has generally been upbeat about the prospects for lifting the trade embargo that bars Americans from investing in Cuba. For example:

•	February 1999 --"I believe we are coming closer to the end of the 37 year Cuban embargo."

•	August 2005 - "When we created the Fund we believed then, and are even more convinced now, that the most compelling investment opportunities will be in Cuba."

•	February 2009 - "We are confident that when taken together, these progressive steps [by the Obama administration], coupled with Fidel Castro's faltering health, will pave the way for a new U.S.-Cuba policy that will lead to normalization of trade with Cuba."

•	February 2012 - "Recent developments indicate to us that the prospect of resumption of trade with Cuba is just beyond the horizon."

•	July 2015 - "We expect positive developments in U.S. - Cuban relations in the future to lead towards a lifting of the embargo."

•	January 2016 - "[W]e believe lifting the embargo is inevitable and should provide new economic opportunities for the region as the [Cuba] continues to be welcomed back into the global economy."

•	July 2016 - "Republican candidate Donald J. Trump when asked about his openness to expanding his self-branded line of hotels into Cuba, said ‘I would, I would.'....Regardless of who wins the White House, positive dealings with Cuba should continue and progress should be made."

Yet, the trade embargo is still there. Apparently, investors are fatigued because the price of the Fund's shares are more than 20% below their net asset value. I reached out to Tom in April to discuss the discount. He responded: "Before any action is taken regarding the discount, we would like to see if US policy towards Cuba is going to change." Coincidentally, on that same day the policy did change - for the worse -- as the Trump administration announced new restrictions on dealing with Cuba that, according to Cuban President Diaz-Canel "pushed the precarious relation with our country back to the worst level." as one expert on Cuba put it: "The Obama era is over. It's all over."

I have known Tom Herzfeld for many years and I respect his knowledge of closed-end funds. But, in this case, I think he is in denial. Eliminating the discount can provide the Fund's stockholders with a gain of about 25%. If Tom was just a stockholder and not the Fund's manager, I bet he would favor winding it up.

The Stockholder Proponent is Mr. Phillip Goldstein, whose address and share ownership can be provided promptly upon written request. Neither the Fund, its Board nor management is responsible for the contents of the Stockholder Proposal or the Supporting Statement of the Stockholder Proponent.

Required Vote.

If a quorum is present at the Annual Meeting, either in person or by proxy, Proposal 2 must be approved by a majority of votes cast at the meeting.

ADDITIONAL INFORMATION

HERZFELD/CUBA (the “Adviser”), a division of Thomas J. Herzfeld Advisors, Inc., with offices at 119 Washington Avenue, Suite 504, Miami Beach, Florida 33139, serves as the Fund’s investment adviser pursuant to an investment advisory contract dated September 10, 1993. The Adviser also provides certain administration services to the Fund pursuant to the terms of the investment advisory contract.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tait, Weller & Baker LLP, ("Tait Weller"), an independent registered public accounting firm, has been selected by the Board as the Fund’s independent auditor for the current fiscal year ending on June 30, 2020. A representative of Tait will be available at the meeting and will have the opportunity to respond to appropriate questions from stockholders and to make such statements as desired.

Independent Auditor’s Fees

The following table sets forth the aggregate fees and percentage of total fees charged by the Fund’s independent registered public accounting firm for the two most recent fiscal years for professional services rendered for: (i) the audit of the annual financial statements and the review of the financial statements included in the Fund’s report to stockholders; (ii) audit-related services; (iii) tax compliance, tax advice, and tax planning; (iv) all other products and services provided to the Fund which included matters related to regulatory issues and preparation of unaudited financial statements.

Fiscal Year Ended June 30,	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
2019	$36,000 (92.31%)	$0 (0%)	$3,000 (7.69%)	$0 (0%)
2018	$36,000 (92.31%)	$0 (0%)	$3,000 (7.69%)	$0 (0%)

The Fund’s Audit Committee charter requires that the Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Fund by its independent registered public accounting firm in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided: (i) the policies and procedures are detailed as to the services to be performed; (ii) the Audit Committee is informed of each service; and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Fund’s management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). At the present time, the Audit Committee has not adopted pre-approval policies and procedures, and would use the second method for pre-approval provided for in its charter. All of the audit, audit-related and tax services described above for which the independent registered public accounting firm billed the Fund fees for the fiscal years ended June 30, 2018 and 2019 were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of August 16, 2019, to the knowledge of the Fund, no person beneficially owned more than 5% of the voting securities of any class of securities of the Fund, except as listed below:

Stockholder Name and Address	Class of Shares	Share Holdings	Percentage Owned
Thomas J. Herzfeld	Common Stock	508,518 shares	8.29%
119 Washington Avenue, Suite 504
Miami Beach, FL 33139

City of London Investment Group PLC	Common Stock	445,223 shares	7.26%
(“CLIG”) and City of London Investment
Management Company Limited (“CLIM”)
77 Gracechurch Street, London England
ECV 0 AS

Phillip Goldstein	Common Stock	613,351 shares	9.99976%
60 Heritage Drive
Pleasantville, NY 10570

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 30(h) of the 1940 Act and Section 16(a) of the Exchange Act require the Fund’s directors, executive officers and certain other persons (collectively, “Reporting Persons”), to file with SEC initial reports of ownership and reports of changes in ownership of equity securities of the Fund. Reporting Persons are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file. To the Fund’s knowledge, based solely on review of the copies of such reports furnished to the Fund during the fiscal year ended June 30, 2019, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with.

STOCKHOLDER PROPOSALS

Proposals intended to be presented by stockholders for consideration at the 2020 Annual Meeting of Stockholders must be received by the Fund no later than May 1, 2020, in order to be included in the proxy statement for the meeting. A stockholder who wishes to make a proposal at the 2020 Annual Meeting of Stockholders without including the proposal in the Fund’s proxy statement must notify the Fund, and the Fund’s officers, of such proposal no earlier than August 16, 2020 (90 days prior), and no later than September 15, 2020 (60 days prior, assuming a November14, 2020 meeting.) If a stockholder fails to give notice by the later date, then the persons named as proxies in the proxies solicited by the Board for the 2020 Annual Meeting of Stockholders may exercise discretionary voting power with respect to any such proposal.

To submit a proposal, a stockholder must own 1% or $2,000 worth of shares of the Fund for at least one year and must own those shares through the date of the 2020 Annual Meeting. Stockholders who qualify may submit only one proposal per Annual Meeting, and the proposal may be no longer than 500 words.

REPORTS TO STOCKHOLDERS AND FINANCIAL STATEMENTS

The annual report to Stockholders of the Fund, including audited financial statements of the Fund for the fiscal year ended June 30, 2019, is being mailed to stockholders. The annual report should be read in conjunction with this proxy statement but is not part of the proxy soliciting material. A copy of the annual report may be obtained from the Fund, without charge, by contacting the Fund in writing at the address on the cover of this proxy statement, or by calling 800-854-3863 or 305-777-1660.

INFORMATION ABOUT ATTENDING THE MEETING

Attendance at the Annual Meeting is limited to stockholders (or their authorized representatives) as of the Record Date. All attendees should pre-register and obtain an admission ticket. Pre-registration is intended to facilitate entry through security at the Annual Meeting. Failure to pre-register may result in a delay in gaining entry into the meeting. Valid, government-issued photographic identification is required to enter the meeting. Cameras, audio and video recorders and similar electronic recording devices will not be allowed in the meeting room. We will also request that all cellular phones, smartphones, tablets, pagers and laptops be turned off.

If you would like to attend the Annual Meeting, please follow the instructions below to pre-register by October 30, 2019.

Pre-Registration Instructions

If you are a registered stockholder (your shares are held in your name), you may pre-register and obtain an admission ticket by contacting us and providing your name as it appears on your stock ownership records and your mailing address. If a family member is attending with you, please indicate that when you pre-register.

If you are a beneficial owner (your shares are held through a broker or bank) you may pre-register and obtain an admission ticket by contacting us and providing your name and mailing address, and evidence of your stock ownership as of the Record Date. A copy of your brokerage or bank statement will suffice as evidence of ownership, or you can obtain a letter from your broker or bank. If a family member is attending with you, please indicate that when you pre-register.

If you are a stockholder as of the Record Date and intend to appoint an authorized representative to attend the meeting on your behalf, you may pre-register and obtain an admission ticket by submitting a request to us and providing: your name and mailing address, the name and mailing address of your authorized representative, evidence of stock ownership as of the Record Date, and a signed authorization appointing such individual to be your authorized representative at the meeting.

To pre-register for the meeting and obtain an admission ticket, you can write to us at The Herzfeld Caribbean Basin Fund, Inc., 119 Washington Avenue, Suite 504, Miami Beach, FL 33139, email us at info@herzfeld.com, or call us at 800-854-3863 or 305-777-1660.

OPEN MATTERS

Management of the Fund does not know of any matters to be presented at the Annual Meeting other than those mentioned in this proxy statement. If any other business should come before the meeting, the proxy will vote thereon in accordance with his best judgment. The Fund may send stockholders additional materials providing further detail around the Board’s voting recommendations. Stockholders should carefully read this proxy statement and any additional proxy solicitation materials they receive.

VOTING RESULTS

The Fund will advise Stockholders of the voting results of the matters voted on at the meeting in the Semi-Annual Report to Stockholders first following the meeting.

By Order of the Directors,

Erik M. Herzfeld

President

The Herzfeld Caribbean Basin Fund, Inc.

Dated: October 4, 2019

IMPORTANT

IF YOU CANNOT ATTEND THE ANNUAL MEETING, IT IS REQUESTED THAT YOU COMPLETE AND SIGN THE ENCLOSED WHITE PROXY AND RETURN IT IN THE ENVELOPE PROVIDED SO THAT THE MEETING MAY BE HELD AND ACTION TAKEN ON THE MATTERS DESCRIBED HEREIN WITH THE GREATEST POSSIBLE NUMBER OF SHARES PARTICIPATING.

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E83679-P28361

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY